Exhibit 99.1

               INTERNATIONAL WIRE ACQUIRES HAMILTON PRODUCTS, INC.

Camden, NY -January 2, 2008- International Wire Group, Inc. (ITWG.PK) today announced that it has acquired the assets and operations of Hamilton Products, Inc. and the related real estate owned by JPS Holdings, LLC (collectively "Hamilton Products"). Hamilton Products was formed in 1994 by James Sessler and is a manufacturer and marketer of copper braided wire products serving the aerospace and industrial markets. Hamilton Products' net sales and operating income for the year ended December 31, 2007 are, based on preliminary, unaudited operating results, estimated to be approximately $6.3 million and $1.6 million, respectively. Under the asset purchase agreement, International Wire Group, Inc. purchased the assets, operations and certain liabilities for $9.3 million in cash, subject to a working capital adjustment. Hamilton's manufacturing facility is located in Sherburne, New York.

Rodney D. Kent, Chief Executive Officer, stated, "The acquisition of Hamilton Products complements our existing braiding operations in both the United States and Europe and expands our aerospace business. Hamilton Products, under the ownership and leadership of James Sessler, has become one of the leading copper braiding companies in the U.S., and we are pleased to have his operation and organization become part of the Bare Wire segment of International Wire. We expect this acquisition to be synergistic, and we continue to see other interesting, attractively-priced add-on acquisition opportunities in our marketplace."


ABOUT INTERNATIONAL WIRE GROUP, INC.
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International Wire Group, Inc. is a manufacturer and marketer of wire products, including bare, silver-plated, nickel-plated and tin-plated copper wire, for other wire suppliers and original equipment manufacturers or "OEMs." Its products include a broad spectrum of copper wire configurations and gauges with a variety of electrical and conductive characteristics and are utilized by a wide variety of customers primarily in the aerospace, appliance, automotive, electronics/data communications, industrial/energy and medical device industries. The Company manufactures and distributes its products at 16 facilities located in the Untied States, Belgium, France and Italy.


FORWARD-LOOKING INFORMATION IS SUBJECT TO RISK AND UNCERTAINTY
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Certain statements in this release may constitute "forward-looking" statements within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends," "plans," "estimates," or the negative of any thereof or other variations thereof or comparable terminology, or by discussions of strategy or intentions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future

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events or otherwise. Many important factors could cause our results to differ materially from those expressed in forward-looking statements. These factors include, but are not limited to, fluctuations in our operating results and customer orders, unexpected decreases in demand or increases in inventory levels, changes in the price of copper, tin, nickel and silver, copper premiums and alloys, the failure of our acquisitions and expansion plans to perform as expected, the competitive environment, our reliance on our significant customers, lack of long-term contracts, substantial dependence on business outside of the U.S. and risks associated with our international operations, limitations due to our indebtedness, loss of key employees or the deterioration in our relationship with employees, litigation, claims, liability from environmental laws and regulations and other factors. For additional information regarding risk factors, see our discussion in Part I, Item 1A of our latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.


Contact

International Wire Group, Inc.
Glenn J. Holler
Senior Vice-President & CFO
314-416-8215
















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